Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CORPORATE CAPITAL TRUST II - T", CHANGING ITS NAME FROM "CORPORATE CAPITAL TRUST II - T" TO "CORPORATE CAPITAL TRUST II", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF MAY, A.D. 2015, AT 12:45 O'CLOCK P.M.

5584921 8100

150745642

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 2403332

DATE: 05-22-15

DocuSign Envelope ID: 53BE5E69-1995-4A57-AC56-EBE5EF17FE4F

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:44 PM 05/22/2015
FILED 12:45 PM 05/22/2015
SRV 150745642 - 5584921 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: Corporate Capital Trust II - T

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

   1. The name of the statutory trust formed by Certificate of Trust filed on August 12,2014, is amended to become: Corporate Capital Trust II.

   [set forth amendment(s)]

3. (Please complete with either **upon filing** or it may be a ***future effective date*** that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21 day of May, 2015 A.D.

DocuSigned by:
By: Thomas K. Sittema
DCFC0A4769274F Trustee

Name: Thomas K. Sittema
Type or Print